WE'RE GOING PUBLIC.

Make history with us and become a shareholder in our I.P.O.


FAT
BRANDS
FRESH. AUTHENTIC. TASTY.
TESTING THE WATERS: FAT BRANDS, INC. IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. FAT BRANDS, INC IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED IN CONNECTION WITH THE INFORMATION PROVIDED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL AN OFFERING STATEMENT ON FORM 1-A HAS BEEN FILED AND UNTIL THE OFFERING STATEMENT IS QUALIFIED PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ITS ACCEPTANCE GIVEN AFTER THE QUALIFICATION DATE. ANY PERSON'S INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. THE INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN WHAT FAT BRANDS, INC IS PROVIDING NOW, AND COULD DIFFER MATERIALLY. YOU MUST READ THE DOCUMENTS FILED. NO OFFER TO SELL THE SECURITIES OR SOLICITATION OF AN OFFER TO BUY THE SECURITIES IS BEING MADE IN
SUCH OFFER OR SALE IS NOT PERMITTED UNDER THE "BLUE SKY" OR SECURITIES LAWS THEREOF. NO OFFERING IS BEING MADE TO INDIVIDUAL INVESTORS IN ANY STATE UNLESS AND UNTIL
EEN REGISTERED IN THAT STATE OR AN EXEMPTION FROM REGISTRATION EXISTS THEREIN.
02:00

INVESTMENT HIGHLIGHTS

- **LEADING MULTI-BRAND RESTAURANT FRANCHISING COMPANY**
  - Develops, markets and acquires predominantly fast casual concepts around the world
- **STRONG ACQUISITION PIPELINE OF FUTURE BRANDS**
  - FAT looks for brands that meet our *"Fresh, Authentic, Tasty."* vision.
- **FRANCHISOR MODEL**
  - The company doesn't generally own or operate restaurant locations, eliminating operating risk such as labor costs, real estate

INDICATE INTEREST

TO REGISTER YOUR INDICATION OF INTEREST IN OUR I.P.O., COMPLETE THE FORM BELOW.

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and capital commitments

- **SCALABLE MANAGEMENT PLATFORM**
  - Represent multiple brands
  - Offer complimentary brands to our franchisees
  - Maintain very low corporate overhead
  - Achieve significant synergies
- **INCOME FROM ROYALTIES & FRANCHISE FEES**
  - Our income is from royalties and franchise fees, very asset light, cash flow positive and profitable
- **ANNUAL DIVIDEND**
  - FAT intends to pay a 4% annual dividend, paid quarterly
- **SIGNIFICANT TAX BENEFITS**
  - From FAT parent company will enable us to use cash for growth or

Investment Amount *

$500 USD min

$(USD)

DISCLAIMER
TESTING THE WATERS:

FAT BRANDS, INC. IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. FAT BRANDS, INC IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED IN CONNECTION WITH THE INFORMATION PROVIDED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL AN OFFERING STATEMENT ON FORM 1-A HAS BEEN FILED AND UNTIL THE OFFERING STATEMENT IS QUALIFIED PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ITS ACCEPTANCE GIVEN AFTER THE QUALIFICATION DATE. ANY PERSON'S INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. THE INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN WHAT FAT BRANDS, INC IS PROVIDING NOW, AND COULD DIFFER MATERIALLY. YOU MUST READ THE DOCUMENTS FILED. NO OFFER TO SELL THE SECURITIES OR SOLICITATION OF AN OFFER TO BUY THE SECURITIES IS BEING MADE IN ANY STATE WHERE SUCH OFFER OR SALE IS NOT PERMITTED UNDER THE "BLUE SKY" OR SECURITIES LAWS THEREOF. NO OFFERING IS BEING MADE TO INDIVIDUAL INVESTORS IN ANY STATE UNLESS AND UNTIL THE OFFERING HAS BEEN REGISTERED IN THAT STATE OR AN

dividends rather than taxes

- **300+ UNITS AT THE COMPLETION OF OFFERING**
  - At the completion of the equity offering we will have more than 300 restaurants open or under construction in more than 20 countries, generating more than $300m in sales, and a growth pipeline of another 300 restaurants to be built.
- **INDEPENDENT BOARD OF DIRECTORS**
  - Including Ed Rensi, former President and CEO of McDonalds USA
- **BETWEEN 2012 AND 2016**
  - The company achieved compound annual growth rates in net revenue, net income and EBITDA of 9.9%, 40.0%, and 35.3%, respectively

---

- EBITDA margin expanded from 27.2% to 64.3%

[redacted]

- **SEASONED MANAGEMENT TEAM**
    - With over 200 years of combined restaurant experience in the restaurant industry
- **5 YEAR POSITIVE ANNUAL SAME STORE SALES GROWTH**
    - In our traditional domestic market, which represented 69% of our revenue in 2016
- **ACQUISITION SYNERGIES**
    - We are targeting additional brand acquisition targets at 6.0x-8.0x cash flow, but after reducing overhead costs through synergies we think true acquisition valuation will be materially below the 6.0x-8.0x cash flow

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FAT BRANDS INC. , 9720 WILSHIRE BOULEVARD, BEVERLY HILLS, CA, 90212, UNITED STATES

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INVEST NOW

FRESH. AUTHENTIC. TASTY.

UPCOMING

INITIAL PUBLIC OFFERING TESTING THE WATER • NASDAQ

FAT Brands, Inc. IPO Expected September 2017

FOOD I NASDAQ: FAT

The FAT Brands Difference – Fresh. Authentic. Tasty.

FAT Brands is a leading multi-brand restaurant franchising company that develops, markets, and acquires predominantly fast casual restaurant concepts around the world. FAT Brands currently operates the Fatburger, Buffalo's Cafe and Buffalo's Express restaurant concepts, with 181 total locations across eight states and 18 countries. FAT Brands' overall footprint covers 32 countries (including development agreements for proposed stores in new markets and markets where our brands previously had a presence that we intend to resell to new franchisees).

As a franchisor, FAT Brands generally does not own or operate restaurant locations and generates revenue by collecting initial franchise fees as well as ongoing royalties from its franchisees. This franchisor model drives strong profit margins and an attractive free cash flow profile while minimizing restaurant operating company risk, such as long-term real estate commitments or capital investments. FAT Brands scalable management platform enables them to add new stores and restaurant concepts to their portfolio with minimal incremental corporate overhead cost, while taking advantage of significant overhead synergies. The acquisition of additional brands and restaurant concepts is a key element of their growth strategy.

RAISING

$24,000,000

VALUATION

$96,000,000 pre money

SHARE PRICE

$12.00

Food



Upcoming Deal

NASDAQ: FAT



$ 500.00 Minimum

INDICATE INTEREST

COMPANY HIGHLIGHTS

Investment Considerations

- FAT Brands' name represents the values that we embrace as a company and the food that we provide to customers – Fresh, Authentic, Tasty (which we refer to as "FAT"). The success of the FAT Brands franchisor model is tied to its restaurant operators consistent delivery of freshly prepared, made-to-order food that customers desire. With the input of customers and franchisees, FAT Brands continually strives to keep a fresh perspective on its brands by enhancing its existing menu offerings and introducing appealing new menu items. When enhancing offerings, FAT Brands ensures that any changes are consistent with the core identity and attributes of their brands, although FAT Brands does not intend to adapt their brands to be all things to all people. In conjunction with their restaurant operators, (which means the individuals who own or manage their franchised restaurants), FAT Brands is committed to delivering authentic, consistent brand experiences that have strong brand identity with customers. Ultimately, FAT Brands understands that they are only as good as their last meal served, and they are dedicated to having their franchisees consistently deliver tasty, high-quality food and positive guest experiences in their restaurants.

- FAT Brands' management team has over 200 years of combined restaurant industry experience and includes a strong independent board of directors, including Ed Rensi, former President and CEO of McDonalds USA.

- FAT Brands' asset light franchisor model drives strong profit margins and an attractive free cash flow as it generates revenue by collecting royalties and franchise fees (where the company doesn't generally own or operate restaurant locations, which eliminates operating risks such as labor costs, real estate and capital commitments).

  Between 2012 and 2016

  ◦the company achieved compound annual growth rates in net revenue, net income and EBITDA of 9.9%, 40.0%, and 35.3%, respectively

  ◦EBITDA margin expanded from 27.2% to 64.3%

- FAT Brands intends to pay a quarterly dividend of 4% of the price per share in the Offering, or $0.48 per share annually ($0.12 per share quarterly), which amount may be raised or lowered in the future without advance notice.

OFFERING DOCUMENTATION

Please read the offering documents in full.

COMPANY PRESENTATION | FORM 1-A

LEGAL DISCLAIMER

The offering will be made only by means of an offering circular. An offering statement on Form 1-A relating to these securities has been filed with the Securities and Exchange Commission but has not yet become qualified. This posting shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No securities may be sold, and no offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A+ until an offering statement is qualified by the U. S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A+ offering is non-binding and involves no obligation or commitment of any kind.

CONTACT FORM

Have Questions? Want to speak to a broker? Call 917 512 0820 or Fill out the Contact Form Below

TICKER SYMBOL: NASDAQ: FAT

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